Exhibit 10.15

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SUPPLY

AGREEMENT

This Supply Agreement (the “Agreement”) dated as of October 29, 2019 (the “Effective Date”), is made and entered into by and between:

Amylyx Pharmaceuticals, Inc. a corporation incorporated and existing under the laws of the State of Delaware, with registered offices at 43 Thorndike Street, Cambridge, MA 02141 U.S.A., acting on Its behalf and on behalf of its Affiliates, duly represented by Thomas Holmes, Global Head, Supply Chain;

(“Buyer”)

AND

CU Chemie Uetikon, GmbH, a company incorporated and existing under the laws of Germany, with registered offices at Raiffeisenstr 4, 77933 Lahr, Germany and registered under number Freiburg HBR 390945 acting on its behalf and on behalf of its Affiliates, duly represented by Frédéric Desdouits, Managing Director;

(“SEQENS CDMO” or “Supplier”)

Both Supplier and Buyer are individually referred to as a “Party” and collectively, the “Parties”.

PREAMBLE:

WHEREAS, SEQENS CDMO Is the division of the SEQENS group specialized in the manufacture and sale of fine chemicals and active pharmaceutical ingredients and other specialty molecules for use in the pharmaceutical and chemical industries. For the purpose of this Agreement, an “Affiliate” refers to any legal entity controlled by or under common control with Supplier (control as defined by the OCDE) that is actively Involved in the performance of this Agreement;

WHEREAS, Buyer is developing a product that will ultimately include the API, as hereinafter defined, to make the Buyer’s finished dose formulation (the “End Product”). The End Product requires for its manufacture the use of the active pharmaceutical ingredient sodium phenylbutyrate ([***]) produced by Supplier at its Facility (the “API”);

WHEREAS, Buyer wishes to secure sourcing of the API including its registration in the End Product drug master file in view of obtaining its marketing authorisation from the FDA in the United States of America;

WHEREAS, Supplier has polyvalent manufacturing capacities able to manufacture and supply the API on an industrial and commercial scale.

NOW AND THEREFORE, for good and valuable consideration, Including the herein agreements, covenants, promises, representations and warranties, the receipt and legal sufficiency of which is hereby acknowledged, accepted and agreed to, the Parties hereby agree as follows:

1.	Scope

1.1

During the Term of this Agreement and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase from Supplier, on a non-exclusive basis, and Supplier represents, warrants and agrees to timely manufacture, supply and deliver to Buyer, in accordance with this Agreement, all quantities of API ordered by Buyer for the formulation, distribution and sale of the End Product. The Supplier will purchase sufficient raw materials and schedule the necessary Facilities resources and capacity by allocating a specific time period at the Facility for the manufacture of the API ordered by the Buyer. Supplier is responsible for all API activities required to be performed under this Agreement and will support all of Buyer’s regulatory filings.

1.2

The API is supplied on a non-exclusive basis. Supplier shall remain at all times owner of the End Product’s drug master file and this Agreement shall not prevent Supplier from manufacturing and selling API to third parties. The Supplier shall fully cooperate with the Buyer to provide all required access to the API DMF and other data that may be required by any relevant regulatory Authority (only the open part DMF will be directly provided to the Buyer) and shall provide worldwide support for the Buyer’s registration and approval of the End Product.

1.3	Buyer is and shall remain the sole owner of the End Product.

2.	Condition precedent and subsequent

2.1

The End Product is currently in an FDA approved clinical trial and the Buyer anticipates receiving marketing authorizations during [***] (the “MA”) from the relevant regulatory authorities; specifically, the food and drug administration (FDA) for the USA.

2.2

Prior to reception of the MA, it is understood and agreed that Supplier will manufacture and supply the API in accordance with special purchase orders to be placed, from time to time, in accordance with the Buyer’s development needs (the “Pre-MA Purchase Order”).

2.3	Supplier shall make available to Buyer the open part of the DMF.

3.	Product and volumes

3.1	Supplier shall timely manufacture, deliver and supply API in accordance with all of the specifications laid out Exhibit 1 and this Agreement (the “Specifications”).

3.2

Supplier shall manufacture the API at its industrial site CU UETIKON located at Raiffeisenstrasse 4 - 77933, Lahr, Germany (the “Site”). All API shall be manufactured in accordance with cGMP (current Good Manufacturing Practice) as promulgated under the U.S. Federal Food, Drug, and Cosmetic Act at 21 CFR (chapters 210 and 211), as the same may be amended or re-enacted from time to time. As a condition precedent and prior to Buyer accepting initial delivery of the API, Supplier agrees to provide Buyer with documentation verifying that Supplier’s plant has been inspected by the U.S. FDA and that it is in good standing with respect to its manufacturing practices as evidenced by an acceptable Establishment Inspection Report issued by the FDA (an “EIR”). Supplier shall supply promptly deliver to Buyer a copy of each EIR as issued during the Term of this Agreement.

3.3

Supplier agrees, during the Term, to obtain and maintain throughout the Term any and all U.S. governmental approvals, registrations or licenses necessary to manufacture, sell and distribute the API to Buyer; and further agrees to permit the inspection of its plant where the API is being manufactured (the “Facility”) by the Buyer and authorized representatives of the FDA at all times.

3.4	Buyer shall order the API in multiples of [***]. All API shall meet the specifications provided by Buyer and Seller shall provide a Certificate of Analysis (“COA”) with each delivery of API.

4.	Capacity constraints and development

4.1

Supplier represents that it has a current capacity to manufacture [***] per month of API and an aggregate yearly volume of [***] of API (the “Max Capacity’’). [Consider EX US supply & Japan). The Supplier agrees that it will maintain the Max Capacity during the Term of this Agreement. Notwithstanding anything to the contrary herein contained, the Supplier represents and warrants that it will have and it will continue to have during the “Launch Period”, as hereinafter defined, the capacity to timely manufacture and deliver to the Buyer all API ordered by the Buyer. For purposes of this Agreement, the Launch Period is defined to mean the [***] period commencing on the Effective Date and terminating at the end of the [***] following the Effective Date.

4.2	Supplier may update this Max Capacity from time to time to take account of Buyer’s actual requirements and those of eventual third party clients.

4.3

In the event that Buyer’s orders for the API exceed Supplier’s Max Capacity then both Parties shall discuss commercially viable solutions to increase such Max Capacity. In the event that Buyer orders exceed Supplier’s Max Capacity, whether on a monthly or yearly basis, then Supplier shall only be bound to supply an amount equal to its Max Capacity as expressed above. For avoidance of doubt, it is understood and agreed that if the Buyer’s requirements exceed the Supplier’s Max Capacity or if Supplier is unable to supply all or any part of the API, then the Buyer, in either event, shall be entitled without any obligation to the Supplier, to purchase such excess requirements from a third party.

5.	Raw materials sourcing

5.1	Supplier shall be responsible for sourcing, purchasing and supplying all raw material required for the manufacture of the API.

5.2

In the event that Supplier discovers any threat to sourcing security that relates to any activity or obligations of the Buyer, then it shall immediately inform Buyer and Buyer shall reasonably cooperate for the resolution of the issues (such as any regulatory requirement affecting the End Product to qualify a second source).

6.	Forecast

6.1

Supplier will be manufacturing the API in multipurpose production Facilities at the Site as such it is understood that the Facilities are used for multiple products and proper planning is required to ensure than the Facilities are adequately available and dedicated to Buyer’s needs.

6.2

Buyer will therefore provide a [***] rolling forecast updated on a [***] basis. Such forecast shall be non-binding upon the Parties provided, however, that the forecast for the then [***] shall be considered a firm commitment to purchase the quantities of API set forth in such forecast and Supplier represents that the Facilities will have sufficient capacity and raw materials to supply API, in accordance with this Agreement for at least [***]. The Buyer shall provide an executed purchase order with the applicable quantity forecast and upon other terms and conditions set forth in the Purchase Order

6.2.1

Supplier shall not be required to accept any Purchase Orders (as the term is defined hereunder) in excess of the rolling forecast, but Supplier will use commercially reasonable efforts to accept and complete such Purchase Orders;

6.2.2	All Purchase Orders shall be placed in accordance with the relevant lead times;

6.2.3	The forecast may not exceed the defined Max Capacity, unless otherwise agreed to;

6.2.4

Option to reserve Supplier capacity. In the event that Buyer wishes to reserve a certain capacity of the production facilities (“Reserved Capacities”) for delivery of API by a specific date it shall have the option, instead of placing a Purchase Order for the API, to place a Capacity Reservation that it shall have the right to cancel, in part or whole, up to [***] before the scheduled production date. In the event that it does not take all Reserved Capacities, then It shall pay an amount equal to [***] percent ([***]) of the non-used Reserved Capacities. For the avoidance of doubt, such Reserved Capacities shall be expressed in a number of kilograms of API to be produced in a defined month (subject to Max Capacity).

7.	Purchase Orders

7.1

Buyer shall place orders for API in accordance with this Agreement and Supplier constraints as expressed hereunder (a “Purchase Order”). Supplier’s form of a Purchase Order is annexed hereto as Exhibit 4 and made a part hereof as if set out verbatim.

7.2	Such Purchase Order shall be placed with a lead time of [***] prior to the requested delivery date.

7.3

Supplier shall accept or reject any Purchase Order placed in accordance with the Forecast within [***] of receipt; and if not timely rejected in writing within the aforesaid [***] period ([***]), the Purchase Order shall be deemed automatically accepted without the need for any further action or deed. In the event that Buyer places Purchase Orders in excess of the Max Capacity or the Forecast then Supplier shall, subject to Section 4, make reasonable commercial efforts to accept such Purchase Orders subject to it adjusting the times and pricing as may be required to meet such additional demand,

7.4

Upon acceptation by Supplier, the Purchase Order will become firm and binding between the Parties. In the event of a conflict between the terms of this Agreement and a Purchase Order then the terms of this Agreement shall control for all purposes unless otherwise agreed to by the Parties In writing in the Purchase Order. Furthermore any standard terms and conditions sent with or attached to a Purchase Order, its acceptance, a bill of lading, an invoice or any other standard document issued by a Party shall not apply to this Agreement,

8.	Intentionally Deleted.

9.	Second Site qualification

9.1	Buyer shall have the option to request that Supplier qualify a second Site and Facility for production of the API for business continuity planning subject to the following provisions.

9.2

Supplier and Buyer shall cooperate fully for the qualification of a second Site and Facility or production line in order to ensure continuous production of the API and to mitigate the impact from unforeseen circumstances.

9.3

Buyer and Supplier shall provide all requisite regulatory support to the other party for the registration of such second Site and Facility in order to ensure that Supplier may produce the API at the second Site and Facility and that Buyer may use such API in its End Product.

9.4

Upon all regulatory qualification and approval of the second Site and Facility, it is understood and agreed that Supplier may provide API from either of the Sites and Facility as may be practical for planning purposes.

9.5	It is understood that for the purpose of the second Site and Facility qualification, Buyer shall pay for and take delivery of all validation batches.

9.6

Upon qualification of the second Site and Facility, Site and Facility shall be considered in the same manner as the Site defined in Section 3.3 hereof. Supplier shall be free, for the purpose of an establishing an efficient production planning, to produce any ordered API at either Site, provided, the selection of the Site is consistent with Buyer’s Purchase Order(s) and delivery terms.

10.	Price & Payment

10.1	The API price is as defined in Exhibit 2 (the “Price”) annexed hereto and made a part hereof.

10.2

Unless otherwise mutually agreed to, the Parties will discuss and finalize any new Price increase prior to November 30th of each year applicable to the following calendar year, and effective as of January 1st of each year during the term of this Agreement.

10.3

The Price shall be inclusive of the applicable INCOTERM and exclusive of any taxes and charges including without limitation VAT. In the event that delivery is required to a place not specified in this Agreement or with a different INCOTERM, then Supplier reserves the right to adjust the Price accordingly. Currently the INCOTERM is an FCA Supplier’s factory in Lahr.

10.4

Supplier shall invoice Buyer upon delivery of the API. In the event that the Invoice is sent by email with appropriate verification of receipt, then the date of delivery shall be considered the date of invoice for the purposes of this Agreement.

10.5	In the event that Supplier fulfils a Purchase Order in several instalments then it shall invoice per instalment or upon final instalment.

10.6

Buyer shall pay each undisputed invoice within [***] net from the date of receipt of invoice. In the event of any dispute, the Parties shall work together, in good faith, and use their best efforts to resolve any dispute.

10.7	Payment shall be made In EUROS by wire transfer to Supplier’s bank account IBAN:

10.8	Neither Party shall have any right of set-off against the other Party for any undisputed invoice,

11.	Delivery

11.1	Supplier shall deliver the API in accordance with a FCA INCOTERM at Site (Lahr, Germany) (INCOTERMS 2010 as published by the ICC).

11.2	Delivery shall occur in accordance with the Purchase Order by the date specified therein

11.3

Supplier shall ensure the API is properly labelled and packaged for transportation, in accordance with any specifications agreed upon to prevent damage to the API through ordinary handling. The API shall be accompanied by all requisite documentation except where such documentation may be send separately or electronically.

11.4	Supplier shall provide a certificate of conformity and a COA for each batch included in a delivery.

11.5	Delivery may occur in one or more instalments as agreed to by the Parties.

12.	Passage of risk and title

12.1	Risk in the API shall pass in accordance with the applicable INCOTERM.

12.2

Title to the API shall pass upon payment in full of all undisputed monies owed by Buyer to Supplier; provided, however, that the Buyer may use the API without limitation, prior to the date that title passes to the Buyer. In the event of a dispute, the matter shall be resolved in accordance with Section 10,6 hereof. Until such time, Buyer shall store the API in a separated area at its warehouse and clearly identify the API as Supplier’s property. In the event of insolvency proceedings, of any event of termination of this Agreement, the Buyer shall provide access to its premises for recovery of the API.

13.	Reception and conformity

13.1

Upon delivery of the API to the Buyer, the Buyer shall carry out visual inspection of the API to determine whether they have been damaged during transportation, that the requisite quantities are included and that the API is accompanied by the appropriate documentation (the “Visual Inspection”). For the avoidance of doubt, this Visual Inspection shall include in its scope any physical defect that is readily apparent without having to unpack the Product or open its containing vessel, Supplier’s failure to meet the requirements under the Visual Inspection shall be a “Visual Defect”. In the event that a Visual Defect is observed, Buyer shall, within [***] of the Visual Inspection, provide Supplier with reasonable proof of the Visual Defect (i.e., photographs of such Visual Defect or other such documentation).

13.2

Buyer shall carry out batch testing prior to using the API and in any event within [***] of delivery Buyer shall notify Supplier within [***] of receipt of written documentation of such testing of any batch testing failure and provide, upon request, all relevant documentation, testing information and samples (“Testing Failure”). For the avoidance of doubt a Testing Failure occurs when the API fails to meet any of the specifications.

13.3

In the event that Buyer notifies Seller of a Testing Failure then, upon Supplier’s written request, the API shall be tested by an independent qualified party (chosen by Buyer from one of three (3) proposed by Supplier unless commonly agreed). If the Testing Failure is not confirmed, Buyer shall pay for costs related to such testing. If the Testing Failure is confirmed, Supplier shall pay for costs related to such testing. In the event of such confirmation, or if Supplier accepts Buyer’s claim then Supplier shall at Buyer’s option: (i) replace the API free of charge in a timely manner or (ii) reimburse Buyer in full for monies paid for the API. It is understood that in the event that a Testing Failure may be remedied in such a manner as to render the API fit for use in compliance with its Specifications then Supplier shall carry out such remedy and shall not be required to complete any further reimbursement or replacement (e.g. if the COA was omitted and is then sent subsequently).

14.	Quality Agreement and cGMP requirements

14.1

“cGMP” means current Good Manufacturing Practices as established by ICH Q7 and applied by various competent health and medical agencies around the world (such as the EMA, the FDA etc.). Supplier shall manufacture the API in accordance with cGMP regulations. Both Parties shall cooperate with each other to ensure that the other Party is aware of the territory of use of the API (or distribution) and applicable jurisdictions / competent authorities with regards to the API.

14.2

The Parties shall negotiate in good faith and execute a quality agreement (as required under cGMP) establishing the roles and responsibilities of the Parties relating to the quality and regulatory aspects of the API (the “Quality Agreement”). The Parties may consider and execute intermediary quality agreements prior to the MA with a definitive quality agreement being implemented subsequently.

14.3	The Quality Agreement shall be attached hereto upon execution and thereafter such Quality Agreement shall supercede any conflicting term in this Article 14

14.4

Supplier will further cooperate with Buyer for the organization of quality audits required under cGMP rules (“Quality Audits”). Such Quality Audits will take place on a yearly basis other than a ‘for cause’ Quality Audit which may occur at any time. Quality Audits may not exceed [***] past which Supplier shall recharge an amount equal to [***] per additional day.

14.5

Buyer shall provide Supplier with reasonably advanced notice of its proposed Quality Audit and shall discuss appropriate dates with Supplier (it being understood that Supplier is running a multipurpose facility and may be already engaged for an audit for a different client). Buyer shall further execute, and have executed by its designated auditors, any required confidentiality agreements, in the usual form and format, prior to access to the Site.

15.	Subcontracting

15.1	Supplier shall not subcontract the manufacture of the API to a third party and the API shall at all times be manufactured at a Supplier Site.

15.2

Notwithstanding the foregoing, it is understood and agreed that various secondary services may be contracted out to specialized third parties at a Supplier Site (such as analytical services, maintenance, engineering etc.). Such services contracted out to third parties shall not be considered as ‘subcontracting’ and shall not require any consent from Buyer provided the API continues to be manufactured in accordance with all of the Specifications at the Site which shall remain under Supplier’s control and ownership and for which the Supplier shall remain fully responsible for the API’s compliance with all of the terms and conditions of this Agreement, all Specifications and any Exhibit.

16.	Intellectual property

16.1

All of the intellectual property on or related to the API and its chemical process shall be solely owned by Supplier. All of the intellectual property on or related to the End Product or components thereof, except the API, shall belong to the Buyer. Supplier shall neither use nor transfer to a third party its knowledge of Buyer’s End Product; including, but not related to its chemical make-up, its formulation or any other of its physical specifications all of which shall be considered as Buyer’s Confidential Information.

16.2

The intellectual property rights and know-how related to the manufacture of the API shall remain with Supplier. For the avoidance of doubt this refers to the equipment, methodology, engineering, research techniques etc. owned by Supplier as of the Effective Date, and that have been deployed and used by Supplier during the research provided for the formulation of the End Product and its subsequent scale-up and industrialization and that can be deployed by Supplier for other Supplier clients for different products

16.3

Notwithstanding the foregoing, both Parties shall retain full right and title to any intellectual property they may have developed prior to the Effective Date of this Agreement or without any reference to information received from the other Party under this Agreement. All intellectual property developed during the course of this Agreement or the manufacture of the End Product, excluding the API, shall belong to the Buyer; and shall be promptly assigned and transferred to the Buyer, and the Supplier hereby agree to transfer and assign to the Buyer, without any additional consideration, fee or charge.

16.4

In the event that a third party claims ownership to the intellectual property of the API, Supplier shall notify Buyer and Supplier shall comply with Buyer’s instructions to defend, settle or litigate such claim. Supplier shall indemnify, defend and hold Buyer harmless from and against any such third party API claim related to Supplier’s ownership and use of the intellectual property rights in the API

17.	Confidentiality

17.1

Both Parties shall keep, now and at all times in the future, all information exchanged in relation to the API and the End Product and this Agreement In strict confidence, specifically all technical information related to the API and the End Product’s physical specifications, manufacturing process, regulatory information as well as any industrialization, engineering or technical information that either Party may make the other Party aware of.

17.2

In the event of doubt, both Parties shall consider information received from the other Party as confidential regardless whether such information was provided verbally, in written form, regardless of support or if obtained by accessory during a Site visit etc.

17.3	Either Party shall notify the other Party of any suspected breach or any court order or competent authority request to obtain such information.

17.4

Either Party shall ensure that adequate safeguards are in place to restrict access to such confidential information to the personnel required to have access in order to perform such Party’s obligations under this Agreement or any other specific arrangement (such as a research arrangement).

17.5	Any information that is: (i) already in the public domain or (ii) lawfully obtained from a third party shall not be considered as confidential.

17.6

In the event of a court order, or request from a competent authority, for information received from the other Party, then the Party receiving such order or request shall inform, to the extent possible the other Party and cooperate fully with such other Party, to the extent permitted under law, for the safeguard of such information’s confidentiality.

18.	Intentionally Deleted

19.	Force Majeure

19.1

Neither Party shall be in breach of this Agreement nor liable for delay or failure in performing any of its obligations under this Agreement if such delay or failure result from any circumstances beyond the reasonable control of the party affected, including by way of example, acts of God, acts of terrorism, fires, floods, wars, sabotage, accidents, labour disputes or shortages, plant shutdown, equipment failure, machine breakage, compliance with any law, order, rule or regulation of government agency or authority, or inability to obtain materials and utilities (including power and fuel), equipment or transportation (“Force Majeure Event”).

19.2	Upon occurrence of a Force Majeure Event, the affected Party shall immediately notify the non-affected Party and shall keep the non-affected Party appraised of the situation.

19.3

This Agreement shall be suspended for the duration of the Force Majeure Event to the extent that a Party is unable to carry out its obligations (e.g. if a Force Majeure Event creates unavoidable delays then Supplier will only be released from its obligation to meet the delivery date but not from its obligation to manufacture and supply the API under the affected Purchase Order). Both Parties shall cooperate with each other to mitigate the effects of a Force Majeure Event on the other Party.

20.	Representations and Warranty

20.1

Supplier represents and warrants that the API will be manufactured and delivered in accordance with cGMP regulations and shall conform to all USP Specifications, ICH guidelines, US FDA DMF requirements and this Agreement.

20.2	Supplier further represents and warrants that the API will be labelled and packaged in accordance with Buyer Specifications and cGMP rules.

20.3	Supplier further represents and warrants that the API will be manufactured in accordance with the Specifications and this Agreement.

20.4

Supplier provides no further warranty or assurance than as expressly specified in this section and, except as noted herein, provides no warranty as to the specific performance of the End Product except that it will perform in accordance with all Specifications.

20.5	Supplier represents and warrants that it has all required permits and licenses to operate its Facilities at the Site and to manufacture the API, and to enter into this Agreement.

20.6	Each Party hereby represents and warrants to the other as of the Effective Date that:

(a)

It is a duly organized and validly existing corporation, and is in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)

This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity),

(c)	The execution, delivery, and performance of this Agreement by such party does not conflict with any contract or understanding to which such Party is a party or by which it is bound.

(d)

The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary action, corporate or otherwise, and do not violate any applicable law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

(e)

It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable law, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements.

(f)

No Party is under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

21.	Insurance and records

21.1

Insurance: Both Parties represent and warrant that they will carry adequate Insurance for the purpose of performing their obligations under this Agreement and shall provide, upon request, proof of such insurance.

21.2	Records: Supplier shall keep full records of the API, including related raw materials, manufacture, testing, storage etc. for a period of [***] following the production of each API Purchase Order.

22.	Limitation of Liability

22.1	Cap of Liability. Except in cases of [***], Supplier’s total liability in contract, tort (Including negligence) or otherwise in relation to this Agreement will be limited to [***].

22.2	Exclusion of certain liabilities. In any event, even if Supplier is advised in advance of the possibility of any loss or damage, Seller shall not be liable to the Purchaser for:

[***]

23.	Notifications

23.1

All notifications shall be in writing and shall be made by registered or certified letter to the address listed in the above with a copy by email to the persons listed below for each respective Party. Delivery in person is also permitted and satisfies the conditions of this Agreement.

23.2	For Supplier the notified persons are: (Sales) [***] and (Legal Director) [***]

23.3	For Buyer the notified persons are: [***] and (Legal) [***].

23.4	In the event of a change in one of the person’s listed above, the Party affected by such change shall inform the other Party.

23.5	When a Party responds to a notification or otherwise acknowledges receipt, even if irregular under this Agreement, then such notification shall be considered as valid.

24.	Term and termination

24.1	This Agreement shall be effective as of the Effective Date and shall remain in full force and effect for an initial period ending five (5) years after the Effective Date.

24.2	Upon expiry of such initial period, the Agreement shall be automatically renewed for subsequent renewal periods of two (2) years each.

24.3	Either Party may terminate this Agreement at the end of the initial period or a subsequent renewal period without liability upon prior written notification sent at least [***] in advance.

24.4	Either Party may further terminate this Agreement in the event that:

24.4.1

The other Party has committed a material breach of any of its obligations under this Agreement and such breach has not been remedied within [***] of written notification of such breach by the offended Party;

24.4.2	The other Party enters into insolvency proceedings or any related restructuring or bankruptcy proceedings;

24.5	Effects of termination: In the event of termination by either Party, the following shall occur upon termination:

24.5.1	Supplier shall manufacture and Buyer shall take delivery of and pay for all Purchase Orders placed prior to termination in accordance with this Agreement; and

24.5.2	Supplier shall transfer to Buyer all Buyer intellectual property or to its designated contractor It being understood that if this requires significant resources such time may be recharged to Buyer;

25.	Jurisdiction and governing law

25.1	This Agreement shall be governed exclusively by the laws of England and Wales.

25.2

All disputes arising out of or in connection with the present contract shall be finally settled under the Commercial Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (“ICC”) in Geneva, Switzerland, by one (1) arbitrator appointed in accordance with the said Rules.

25.3	This Agreement is made in English language and shall be interpreted in English language.

26.	Miscellaneous

26.1

Survival: all clauses related to intellectual property, confidential information, governing law and jurisdiction shall survive termination or expiration of this Agreement and remain in force for [***] thereafter.

26.2

Entire Agreement: This Agreement, together with its Exhibits and subsequent Purchase Orders or documents issued in its performance, constitutes the entire understanding between the Parties in the subject matter thereof. In the event of a conflict between its terms, this Agreement shall supersede its Exhibits and together they shall supersede any Purchase Orders. By exception the Quality Agreement shall take precedence for quality issues. Each Party agrees that it has not relied on any representation, warranty, collateral contract or other assurance (except those expressly set out in this Agreement) made by or on behalf of the other party before the signature of this Agreement. Each party waives all rights and remedies which, but for this present clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance

26.3

Severability: If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties hereto.

26.4

Change Control: neither Party may terminate this Agreement in the event of a change In control of the other Party unless such change results in the other Party being controlled by, controlling, or being under common control with a direct competitor of the other Party.

26.5

Assignment: Neither Party may assign its rights nor its obligations under this Agreement to a third party without the other Party’s prior written consent; provided however, that in the event of the sale of all or substantially all of the securities, assets or business of Buyer to which this Agreement relates, or the merger business acquisition or other combination of the Buyer with a third party, this Agreement shall be automatically assigned and transferred to the Buyer’s successor without the required consent or approval of Supplier so long as the assignee assumes in writing all of the terms and conditions of this Agreement.

26.6

Amendment: This Agreement may only be amended by written form executed by both Parties. It is understood, that minor amendments, changes to the Exhibits or the notified persons’ details and changes to Purchase Orders may occur through exchange of email. Failure by a Party to exercise a right for a period of [***] following the event giving rise to such right shall constitute a waiver of such right.

26.7

Independent contractors: The Parties are acting as an independent contractor. This Agreement may not be construed as creating or constituting a partnership, joint venture, or agency relationship between the Parties. Neither Party will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

26.8	Third Party rights: Any person not Party to this Agreement shall not have any right to enforce any term of this Agreement.

26.9

Counterparts: This Agreement may be executed in several counterparts in original copy or by electronic copy. A scanned executed version sent by either Party shall be considered as executed by such Party as an original copy.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

For Supplier	For Buyer Amylyx Pharmaceuticals, Inc.
Name: Frederic Desdouits Title: CEO	Name: Justin Klee Title: President

Signature: /s/ Frederic Desdouits	Signature: /s/ Justin Klee

List of Exhibits:

–	Exhibit 1: Specifications
–	Exhibit 2: Price
–	Exhibit 3: Quality Agreement
–	Exhibit 4: Form of Purchase Order

Exhibit 1: Specifications

PRODUCT SPECIFICATION

PRODUCT:	[***]
Trade Name:	[***]
CA-Registry-No.:	[***]	[***]
Date of issue:	[***]

SPECIFICATION:
Appearance:	[***]
Identify:	[***]
Assay:	[***]
Impurities:	[***]
Water Content	[***]
Heavy	[***]
pH-Value (2%, aqueous solution)	[***]
Residual Solvents:	[***]

The information submitted in this publication is based on our current knowledge and experience. It does not relieve the purchaser from examining the product upon delivery and gives no assurance of suitability of the product for any particular purposes

CU Chemie Uetikon GmbH

Raiffeisenstrasse 4 - D-77933 Lahr – Germany

Tel.: (*+49)(7821)585 208 - Fax.: (++49)(7821)585 0

E-Mail; info@uetikon.com - http://www.uetikon.com

Exhibit 2: Price

The price of the Product, inclusive of packaging and to the agreed INCOTERM, will depend upon the quantity of Product ordered by the Buyer for delivery during each calendar year, as shown in the table below:

Quantity Range (1)	Price €/kg (2)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Minimum order quantities are [***]

Where the aggregate quantities of Product ordered by the Buyer for delivery in a calendar year are as specified in Column (1) above, and the price applicable for all of such Product ordered for delivery in that calendar year will be as specified opposite that quantity in Column (2) above.

Price Reconciliation

During each calendar year, Supplier will invoice the Buyer at a price which assumes that during that calendar year, the aggregate quantity of Product which the Buyer will order will be as specified in the Forecast applicable to that calendar year.

By the end of January in each calendar year, Supplier will calculate the aggregate quantity of Product actually ordered by the Buyer for delivery in the previous calendar year, and will compare this to the quantities specified in the Forecast relevant to that calendar year.

Supplier will either invoice the Buyer, or issue a credit note, (as applicable) for the sum necessary to result in a position where the price actually paid by Buyer for Product ordered for delivery during the previous calendar year is in accordance with the price structure set out in above.

Exhibit 3: Quality Agreement

[***]

Exhibit 4: Form of Purchase Order

43 Thorndike Street

Cambridge, MA 02141

617-5 71 -88 72

[***]

Purchase Order	Amylyx Pharmaceuticals Inc. 43 Thorndike Street Cambridge, MA 02141

P.O. Number: XXXXXX

P.O. Date: XXXXXX

Description	Quantity	Price
X Kilos
Purchase Order Total:

Please Ship to:

Please Invoice Amylyx Pharmaceuticals, Inc.

Amylyx Pharmaceuticals, Inc.
43 Thorndike Street
Cambridge MA 02141

Amylyx EIN: 46-4600503
Contact Phone
[***]

Authorized Signature:

Amylyx Pharmaceuticals, Inc.

Joshua Cohen, CEO